UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM 8-K
                                -----------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December o, 2005


                          BROOKMOUNT EXPLORATION, INC.

             (Exact Name of Registrant as Specified in Its Charter)

         Nevada
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission          (IRS Employer
 of incorporation)                      File Number)      Identification No.)



              666 Burrard Street, Suite 600, Vancouver, BC, V6C 2X8
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 676 - 5244


                                 Not Applicable
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 3.   SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On December 14, 2005, we issued 4,291,000 shares of our restricted common stock to Mr. David Dadon in connection for business and consulting services that he will provide to us over the next year. Mr. Dadon did not pay any cash consideration for the issuance of the shares.

Mr. Dadon has also been appointed to our Board of Directors and will act as Chairman of the Board.

SECTION 5.   CHANGES IN CONTROL OF REGISTRANT

Item 5.01 Changes in Control of Registrant

On December 14, 2005, we issued 4,291,000 shares of our restricted common stock to Mr. David Dadon in connection for business and consulting services that he will provide to us over the next year. Mr. Dadon did not pay any cash consideration for the issuance of the shares.

As a result of the share issuance to Mr. Dadon, he is the registered and beneficial owner of 20.37% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 14, 2005, we elected David Dadon as a director and appointed him as Chairman of the Board of Directors.

On December 16, 2005, we appointed Jay Jeffery Shapiro as our Chief Financial Officer.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Brookmount Exploration, Inc.
                                            a Nevada corporation

                                             /s/  Peter Flueck
                                             By:____________________________
                                             Peter Flueck, President



DATED:  December 19, 2005